Exhibit 3.3

BY-LAWS

of

MODERN MEDIA ACQUISITION CORP.

Adopted

by the Sole Incorporator

January 3, 2017 and as

amended through January 13, 2017

By-Laws

of

MODERN MEDIA ACQUISITION CORP.

Table of Contents

Page

ARTICLE I	Offices

1.01	Registered Office	1

1.02	Other Offices	1

ARTICLE II	Stockholders

2.01	Annual Meeting	1

2.02	Special Meetings	1

2.03	Notice of Meetings	1

2.04	Quorum; Adjournment	1

2.05	Conduct of Meetings	2

2.06	Voting	2

2.07	Stockholder Action Without a Meeting	2

2.08	Remote Communication	2

2.09	Record Date	3

ARTICLE III	Board of Directors

3.01	Number	3

3.02	Election; Term of Office; Removal	3

3.03	Resignation	3

3.04	Vacancies	3

3.05	Annual Meetings	3

3.06	Regular Meetings	3

3.07	Special Meetings	4

3.08	Notice of Meetings	4

3.09	Quorum; Vote; Adjournment	4

3.10	Conduct of Meetings	4

3.11	Attendance by Telephone	4

3.12	Action Without A Meeting	5

3.13	Committees	5

ARTICLE IV	Officers

4.01	Officers	5

		Page

4.02	Election; Term of Office; Resignation; Removal	5

4.03	Other Agents	5

4.04	President	5

4.05	Vice Presidents	6

4.06	Secretary; Assistant Secretaries	6

4.07	Treasurer; Assistant Treasurers	6

ARTICLE V	Capital Stock

5.01	Form of Certificates	6

5.02	Transfer of Shares	6

5.03	Regulations	7

ARTICLE VI	General Provisions

6.01	Corporate Seal	7

6.02	Fiscal Year	7

6.03	Voting Securities Owned by the Corporation	7

ARTICLE VII	Indemnification	7

ARTICLE VIII	Amendments	8

2

BY-LAWS

of

MODERN MEDIA ACQUISITION CORP.

Adopted by the Sole Incorporator on January 3, 2017

ARTICLE I

OFFICES

Section 1.01. Registered Office. The registered office of the Corporation shall be c/o Corporation Service Company 2711 Centerville Road, DE 19808.

Section 1.02. Other Offices. The Corporation may also establish other offices and places of business at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 2.01. Annual Meeting. The annual meeting of the stockholders, for the purpose of electing directors and transacting such other business as may come before it, shall be held on the first Tuesday in May at 10:00 a.m. local time at the place of the meeting (or, if the meeting is to be held solely by means of Remote Communication (as defined in Section 2.08 of these By-Laws), local time at the place of the Corporation’s principal office). The annual meeting of the stockholders shall be held at such place, either within or without the State of Delaware, as may be specified by the Board of Directors; provided, however, that the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place but may instead be held solely by means of Remote Communication.

Section 2.02. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the President or by the Board of Directors and shall be called by the President or the Secretary of the Corporation at the request in writing of any one director or the stockholders owning at least 20% of the capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting. At a special meeting of the stockholders, no business shall be transacted which is not related to the purpose or purposes stated in the notice of the meeting. Any special meeting of the stockholders shall be held on such date, and at such time and (unless the meeting is to be held solely by means of Remote Communication) place, as shall be specified by the person or persons calling the meeting or in a waiver of notice thereof duly executed by all the stockholders.

Section 2.03. Notice of Meetings. Written notice of each stockholders’ meeting, stating the place (if any), date and hour of the meeting and the means of Remote Communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless otherwise required by applicable law. Any such notice may be given personally or by first class or express mail (with postage prepaid), telegram, telex, courier service (with charges prepaid), facsimile transmission or email, to the stockholder’s address (or telex or facsimile number or email address) appearing on the books of the Corporation; provided, in the case of a telex or facsimile transmission number or email address, that such number or address is one at which the stockholder has consented to receive such a notice. If given by mail, telegraph or courier service, the notice shall be deemed to have been given when deposited in the United States mail or with a telegraph office or courier service for delivery to that stockholder, with postage or fees, as applicable, prepaid; if given by telex, facsimile transmission or email, the notice shall be deemed to have been given when dispatched.

Section 2.04. Quorum; Adjournment. Except as otherwise provided in the Certificate of Incorporation or by applicable law, at any meeting of the stockholders the presence, in person or represented by proxy, of the holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting shall constitute a quorum for the transaction of business at the meeting.

In the absence of a quorum, the stockholders present may adjourn the meeting to another time and place (if any), and notice need not be given of the adjourned meeting if the time and place (if any) thereof, and the means of Remote Communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.05. Conduct of Meetings. The President shall preside at any meeting of the stockholders. In the absence of the President, such other person as shall have been designated by the President or the Board of Directors shall preside. The order of business at any meeting shall be as determined by the presiding officer.

The presiding officer shall have the power to prescribe such rules, regulations and procedures, and to do all such things, as in his or her judgment may be necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments, restrictions on entry to the meeting after the time scheduled for the commencement thereof, and the opening and closing of the voting polls.

If present, the Secretary shall act as secretary of any meeting of the stockholders. In the absence of the Secretary, or if the Secretary and the President shall be the same person, such other person as the presiding officer shall designate shall act as secretary of the meeting.

It shall be the duty of the Secretary to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination by any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present at the meeting.

Section 2.06. Voting. Except as otherwise provided in the Certificate of Incorporation or by applicable law, (i) every holder of shares of capital stock of the Corporation which are entitled to vote shall be entitled to one vote for each share of such capital stock registered in the name of such stockholder, (ii) directors shall be elected by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors, and (iii) any other corporate action shall be authorized by the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the subject matter; provided, in the cases of clauses (ii) and (iii), that a quorum is present at the meeting.

Section 2.07. Stockholder Action Without a Meeting. Except as otherwise provided in the Certificate of Incorporation or by Section 211(b) of the Delaware General Corporation Law or other applicable law, whenever the stockholders are required or permitted to take any action at any meeting, such action may be taken without a meeting, without prior notice and without a vote if (i) a consent or consents in writing to such action, setting forth the action so taken, shall be signed by holders of issued and outstanding shares of the capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted and (ii) the consent or consents so signed shall be delivered to the Corporation or the Secretary of the Corporation. Every such written consent shall bear the date of signature of each stockholder who signs the consent, and no such written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered as provided above in this Section, written consents signed by a sufficient number of holders to take the action are delivered to the Corporation or the Secretary of the Corporation. To the extent required by applicable law, prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing to the action.

Section 2.08. Remote Communication. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, provided that (i) the

Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation. Remote communication meeting the qualifications set forth in this Section is referred to in these By-Laws as “Remote Communication.”

Stockholders and proxy holders not physically present at a meeting of stockholders may by means of Remote Communication (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of Remote Communication.

Section 2.09. Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof or to consent to corporate action in writing without a meeting or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date (i) shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, (ii) in the case of action in writing without a meeting, shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and (iii) shall not be more than sixty (60) days prior to such dividend, distribution, allotment, exercise or other action. If the Board of Directors does not fix a record date for a meeting or consent or a dividend, distribution, allotment, exercise or other action, the record date shall be such date as shall be determined in accordance with Section 213 of the Delaware General Corporation Law.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01. Number. The number of directors of the Corporation shall be the minimum number fixed therefor from time to time by the Board of Directors or by the stockholders. The Board of Directors shall be fixed, at a minimum, at one (1) member until such number is changed by the Board of Directors or the stockholders.

Section 3.02. Election; Term of Office; Removal. At each annual meeting of the stockholders, the directors shall be elected, each to hold his or her office until his or her successor is elected and qualified, or until his or her earlier resignation, removal or death. Except as otherwise provided in the Certificate of Incorporation or by applicable law, any director, or the whole Board of Directors, may be removed, with or without cause, by a vote of a majority of the shares of capital stock of the Corporation then entitled to vote at an election of directors.

Section 3.03. Resignation. Any director may resign at any time by giving written notice to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no such time is specified in the notice, upon receipt of the notice by the President or the Secretary. Unless otherwise specified in the notice, acceptance of such resignation shall not be necessary to make it effective.

Section 3.04. Vacancies. Any vacancy in the Board of Directors arising at any time and from any cause, including without limitation newly created directorships resulting from an increase in the number of directors and vacancies resulting from the removal of directors for cause, may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum exists (or by a unanimous written consent of the directors then in office), or by a sole remaining director, or by the stockholders.

Section 3.05. Annual Meetings. A newly elected Board of Directors may meet and organize as soon as practicable after and at the place where the annual meeting of stockholders is held; or may meet at such place, within or without the State of Delaware, and such date and time, as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as may be specified in a duly executed waiver of notice.

Section 3.06. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places, within or without the State of Delaware, as the Board of Directors shall determine.

Section 3.07. Special Meetings. Special meetings of the Board of Directors may be called by the President and shall be called by the President or the Secretary at the request of any one director. Such written request shall state the purpose or purposes of the meeting. Special meetings of the Board of Directors may be held at the principal office of the Corporation or at such other place, within or without the State of Delaware, as shall be designated in the notice of such meeting. Except as provided otherwise by applicable law, any business which may be conducted at any regular meeting of the Board of Directors may be conducted at any special meeting of the Board of Directors, whether or not such business was identified in the notice of such special meeting.

Section 3.08. Notice of Meetings. No notice need be given of any regular meeting of the Board of Directors or of any adjourned meeting of the Board of Directors. No notice need be given of any annual meeting of the Board of Directors which is held as soon as practicable after and at the place where the annual meeting of the stockholders of the Corporation is held.

Notice of each special meeting of the Board of Directors shall be given to each director by first class or express mail at least five (5) days before the meeting, or by telegram, telex, overnight courier service, facsimile transmission, email or other electronic transmission, or personal delivery, in each case at least two (2) business days before the meeting; provided that, if circumstances necessitate, a special meeting may be held with less notice. Notices shall be deemed to have been given: if given by mail, when deposited in the United States or Australian mail with postage prepaid; if given by telegram or courier service, when deposited with a telegraph office or courier service with charges prepaid or duly provided for; if given by telex, facsimile transmission, email or other electronic transmission, at the time of sending; and if given by personal delivery, at the time of delivery. Notices given by personal delivery may be in writing or oral. Written notices shall be sent to a director at the postal address, telex or facsimile number, email address or address for other electronic transmission, designated by him or her for that purpose or, if none has been so designated, at his or her last known residence or business address, telex or facsimile number, email address or address for other electronic transmission; provided, however, that whenever the director has an email address at macquarie.com, such director’s then current email address at macquarie.com shall be deemed to be an email address that such director shall have designated for the purpose of notice under this Section 3.08. For purposes of this Section 3.08, business days shall be determined on the basis of the time and generally accepted calendar of holidays at the place where the meeting to which the notice pertains is scheduled to be held.

No notice of a meeting need be given to any director who signs a written waiver thereof (whether before, during or after the meeting) or who attends the meeting without protesting, prior to or at the commencement of the meeting, the lack of notice of the meeting to such director.

Except as otherwise required by applicable law or these By-Laws, no notice need state the purpose of the meeting.

Section 3.09. Quorum; Vote; Adjournment. Except as otherwise provided by applicable law, at all meetings of the Board of Directors two (2) members of the Board of Directors shall constitute a quorum for the transaction of business and any specific item of business, and the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is obtained. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 3.10. Conduct of Meetings. The President of the Corporation shall preside at all meetings of the Board of Directors. In the absence of the President, the Board of Directors may select anyone from among its members to preside over the meeting. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors; in the absence of the Secretary or if the Secretary and the person presiding at the meeting are the same person, the President or other person presiding at the meeting may appoint any person to act as secretary of the meeting. If the Treasurer of the Corporation is not also a director of the Corporation, the Treasurer may attend any meeting of the Board of Directors at the invitation of any director, but the Treasurer shall have no vote at any meeting he or she attends when he or she is not a director.

Section 3.11. Attendance by Telephone. Any one or more directors (or members of any committee of the Board of Directors) may participate in a meeting of the Board of Directors (or of such committee) by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at the meeting.

Section 3.12. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors (or any committee thereof) may be taken without a meeting if all the members of the Board of Directors (or of such committee) then in office consent in writing to the adoption of a resolution authorizing the action and the written consents thereto of the directors (or the members of the committee) are filed with the minutes of the proceedings of the Board of Directors (or such committee).

Section 3.13. Committees. The Board of Directors may establish from among its members standing and special committees, each consisting of one or more directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except that no such committee shall have the power or authority in reference to the following: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by applicable law to be submitted to stockholders for approval or (ii) adopting, amending or repealing the By-Laws of the Corporation.

The provisions of Sections 3.08 and 3.10 of these By-Laws, pertaining to notice of meetings of the Board of Directors and the conduct of meetings of the Board of Directors, shall apply also to meetings of committees of the Board of Directors, unless different notice procedures or rules of conduct shall be prescribed by the Board of Directors for such committees or any particular committee of the Board of Directors.

Minutes of all such committees shall be filed with the Secretary of the Corporation.

ARTICLE IV

OFFICERS

Section 4.01. Officers. The officers of the Corporation shall include a President, a Secretary and a Treasurer, and may also include one or more Vice Presidents (which may be further classified as “executive” or “senior” or by other descriptions, as determined by the Board of Directors), Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, and such other officers, as the Board of Directors may from time to time elect. One person may hold two or more offices in the Corporation. Offices of the Corporation may but need not be held by persons who are also directors of the Corporation.

Each officer shall have such authority and perform such duties, in addition to those specified by these By-Laws, as may be prescribed by the Board of Directors from time to time.

Section 4.02. Election; Term of Office; Resignation; Removal. The officers of the Corporation shall be elected at each annual organizational meeting of the Board of Directors and, in the case of a vacancy or a newly created office, at any time, by action of the Board of Directors. Each officer shall continue in office until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal or death.

Any officer of the Corporation may resign at any time by giving notice to the Board of Directors or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if such time is not specified therein, upon receipt thereof by the Board of Directors or the Secretary. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

Any officer of the Corporation may be removed, with or without cause, by the Board of Directors; the election or appointment of an officer shall not in itself create any contract right.

Section 4.03. Other Agents. The Board of Directors or the President may from time to time appoint such agents of the Corporation as the Board of Directors or the President shall deem necessary. Each of such agents shall hold office at the pleasure of the Board of Directors or, if such agent was appointed by the President, of the President, and shall have such authority and may perform such duties as the Board of Directors or, if appointed by the President, the President may from time to time determine. Each such agent shall receive such compensation, if any, as the Board of Directors or, if appointed by the President, the President may from time to time determine.

Section 4.04. President. The President shall be the chief executive officer of the Corporation. The President shall preside at all meetings of the stockholders and of the Board of Directors. Subject to the control of the

Board of Directors, the President shall be responsible for the day-to-day management of the business and affairs of the Corporation. The President shall have the power to sign alone (unless the Board of Directors shall specifically require an additional signature) all contracts in the name and on behalf of the Corporation. The President also shall perform all duties and enjoy all other powers commonly incident to the office of President, subject, however, to the control of the Board of Directors.

Section 4.05. Vice Presidents. Each Vice President, if any, shall have such authority and perform such duties as shall be assigned to such Vice President from time to time by the Board of Directors. In the absence or disability of the President or the vacancy in the office of the President, the duties of the President shall be performed, and the President’s powers may be exercised, by such Vice President as shall be designated by either the President or the Board of Directors; failing such designation, such duties shall be performed and such powers may be exercised by the Vice Presidents in the order of their first election to the office of Vice President of the Corporation; subject in any case to review and superseding action by the Board of Directors, but such superseding action shall not affect the validity of actions taken prior to the date of the superseding action.

Section 4.06. Secretary; Assistant Secretaries. The Secretary shall act as secretary of all meetings of the stockholders and of the Board of Directors and shall keep the minutes of all such meetings and of all meetings of all committees of the Board of Directors. The Secretary shall give notices of the meetings of the stockholders and of the Board of Directors as required by applicable law and by these By-Laws. The Secretary shall have custody of the corporate seal and affix and attest such seal to any instrument to be executed under seal of the Corporation. The Secretary also shall perform all duties and enjoy all other powers commonly incident to the office of Secretary, subject, however, to the control of the Board of Directors.

In the absence or disability of the Secretary, any Assistant Secretary may act in the Secretary’s stead.

Section 4.07. Treasurer; Assistant Treasurers. The Treasurer shall have the care and custody of all funds and securities of the Corporation. The Treasurer shall keep or cause to be kept complete and accurate accounts of receipts and disbursements of the Corporation and of deposits or custody of all moneys and other valuable effects of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render statements of the accounts and financial condition of the Corporation. The Treasurer upon request shall at all reasonable times exhibit his or her books and accounts to the President or any director of the Corporation. The Treasurer also shall perform all duties and enjoy all other powers commonly incident to the office of Treasurer, subject, however, to the control of the Board of Directors. The Treasurer shall, if required by the Board of Directors, give such security for the faithful performance of his or her duties as the Board of Directors may require.

In the absence or disability of the Treasurer, any Assistant Treasurer may act in the Treasurer’s stead.

ARTICLE V

CAPITAL STOCK

Section 5.01. Form of Certificates. Unless otherwise provided by resolution of the Board of Directors, the shares of the capital stock of the Corporation shall be represented by certificates, which shall be in such form as shall be prescribed by applicable law and approved by the Board of Directors. Such certificates shall be signed by the President or a Vice President and the Secretary or the Treasurer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

Section 5.02. Transfer of Shares. Transfers of shares of the capital stock of the Corporation shall be registered on its records maintained for such purpose (i) upon surrender to the Corporation of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or certificates or on a separate accompanying document, together with such evidence of the payment of applicable transfer taxes and compliance with other provisions of law as the Corporation may require or (ii) if shares are not represented by certificates, upon compliance with such transfer procedures as may be approved by the Board of Directors or prescribed by applicable law

The Corporation shall be entitled to treat the holder of record of any share of the capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as expressly provided by law.

Section 5.03. Regulations. The Board of Directors shall have authority to make such rules and regulations as it may deem expedient concerning the issuance, transfer or registration of shares of the capital stock of the Corporation, including without limitation such rules and regulations (including, without limitation, requirements with respect to indemnifications) as the Board of Directors may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

ARTICLE VI

GENERAL PROVISIONS

Section 6.01. Corporate Seal. The Board of Directors may adopt a corporate seal, alter such seal at its pleasure, and authorize it to be used by causing it or a facsimile thereof to be affixed or impressed or reproduced in any manner.

Section 6.02. Fiscal Year. The fiscal year of the Corporation shall be such period as may be fixed by the Board of Directors. Until such time as the Board of Directors shall change it, the fiscal year of the Corporation shall end on March 31 of each year.

Section 6.03. Voting Securities Owned by the Corporation. Unless otherwise ordered by the Board of Directors, the President of the Corporation, or any other officer of the Corporation designated by the President of the Corporation or the Board of Directors, (a) shall have full power and authority on behalf of the Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of stock of, other equity interests in or other securities of any corporation or other entity in which the Corporation shall own or hold stock, other equity interests or other securities, and at any such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock, other equity interests or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present and (b) may execute and deliver on behalf of the Corporation powers of attorney, proxies, waivers of notice, written consents and other instruments relating to any stocks, other equity interests or other securities owned or held by the Corporation. The Board of Directors may, from time to time, confer like powers upon any other person or persons. In the absence or disability of the President of the Corporation or the vacancy in the office of the President of the Corporation, if no such designation by either of the President of the Corporation and the Board of Directors is in effect and no conference of like powers by the Board of Directors is in effect, then, unless the Board of Directors shall have ordered otherwise, the powers and authority conferred upon the President of the Corporation by this Section may be exercised by the Vice Presidents of the Corporation in the order of their seniority (based on their respective first elections to the office of Vice President of the Corporation) or, in the absence or disability of all of the Vice Presidents of the Corporation or if there are no Vice Presidents of the Corporation in office, by the Secretary of the Corporation.

ARTICLE VII

INDEMNIFICATION

The Corporation shall indemnify, to the fullest extent permitted by the laws of the State of Delaware, each person who is or was a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee or administrator of another corporation, partnership, joint venture, trust or other enterprise or employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity or in any such other capacity while so serving in such capacity. The right to indemnification conferred by this Article shall also include the right of such persons to be paid in advance by the Corporation for their related expenses to the fullest extent permitted by the laws of the State of Delaware. The right to indemnification conferred on persons by this Article shall be a contract right.

The Corporation may, if and to the extent authorized by the Board of Directors of the Corporation in a specific case, indemnify employees and agents of the Corporation or of any such enterprise or plan in the same manner, and to the same extent, as provided in this Article with respect to directors and officers.

The indemnification obligations set forth herein shall inure to the benefit of the heirs, executors, administrators and personal representatives of those entitled to indemnification and shall be binding upon any successor to the Corporation to the fullest extent permitted by the laws of the State of Delaware.

The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or these By-Laws, agreement, vote of stockholders or disinterested directors, or otherwise. References in this Article to the laws of the State of Delaware shall mean such laws as from time to time in effect (but, in the case of any amendment of such laws, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto).

The Corporation shall have the power to purchase and maintain insurance to indemnify (a) itself for any obligation which it incurs as a result of the indemnification of directors and officers and (b) directors and officers in all instances, whether or not such indemnification is otherwise provided for by law or the foregoing provisions of this Article, subject to any specific limitations of applicable law.

Neither any amendment nor repeal of the foregoing provisions of this Article nor adoption of any provision of the Certificate of Incorporation or these By-Laws which is inconsistent with the foregoing provisions of this Article shall adversely affect any right or protection of a person existing at the time of such amendment, repeal or adoption.

ARTICLE VIII

AMENDMENTS

These By-Laws and any amendments hereof may be amended or repealed in any respect, and new By-Laws may be adopted, either by the stockholders or by the Board of Directors.